UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
November 8, 2017
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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)
 ___________________________________________________

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.
On November 8, 2017, the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) sent a letter to Vintage Capital Management, LLC (“Vintage”) responding to a conditional, non-binding proposal made by Vintage (the “Vintage Proposal”) to acquire all of the outstanding shares of the Company. The Company received the Vintage Proposal following its October 30, 2017 announcement regarding the Board’s decision to initiate a strategic and financial alternatives review. A copy of the letter from the Board to Vintage is attached to this Current Report on Form 8-K as Exhibit 99.1.

There can be no assurance that the Board’s exploration of strategic and financial alternatives will result in any particular action or any transaction being pursued, entered into or consummated, or the timing of any action or transaction.

Item 9.01	Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Letter from Rent-A-Center Board of Directors to Vintage Capital Management, LLC, dated November 8, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: November 8, 2017	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President – Assistant General Counsel and Secretary